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                                                                     EXHIBIT 4.1




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                                 TRUST DEED



                              CONSTITUTING THE



                  APPLIED MATERIALS PROFIT SHARING SCHEME


                                  BETWEEN



                     APPLIED MATERIALS IRELAND LIMITED



                                    AND



                     MERCER FRASER PIC TRUSTEES LIMITED



                                AS TRUSTEES


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THIS TRUST DEED is made the 3rd day of July

One thousand nine hundred and ninety six

BETWEEN:-

(1) APPLIED MATERIALS IRELAND LIMITED whose registered office is 1 Gardner House, Wilton Place, Dublin 2 (hereinafter referred to as "the Company") and

(2) MERCER FRASER PIC TRUSTEES LIMITED (registered in Ireland No.33726) whose registered office is at St. James House, Adelaide Road, Dublin 2 (hereinafter called "the Trustees" which expression shall include the trustee or trustees for the time being hereof)


WHEREAS

(A) By a resolution of the Board of Directors of the Company passed on 31st May 1996 the Directors determined to establish The Applied Materials Profit Sharing Scheme, as an employees' share scheme which is to be approved by the Revenue Commissioners in accordance with Chapter IX of
        Part I and the Third Schedule of the Finance Act 1982 (the "Act") for the purpose of providing for employees and directors of benefits in the nature of interests in shares.

(B) Applied Materials Ireland Limited is wholly owned by Applied Materials, Inc. (hereinafter defined as "the Parent Company") and is controlled (within the meaning of that expression contained in Section 102 of the Corporation Tax Act 1976) by the Parent Company.

(C)     The Trustees have agreed to act as the first trustees of the Scheme.



NOW THIS DEED WITNESSETH and it is hereby agreed as follows:-

1.      (a)    IN this Deed unless the context otherwise requires:-

               (i) "the Scheme" means "The Applied Materials Profit Sharing Scheme" established by this Trust Deed and the Rules as from time to time in force;

               (ii) the "Rules" mean the Rules set out in the first Schedule hereto, which shall be deemed to include the Second and Third Schedules hereto, with, and subject to, any modifications, alterations, amendments, or extensions thereto for the time being in force;

               (iii) "Share Fund" means all Scheme Shares for the time being held by the Trustees;

               (iv) "Residual Fund" means all moneys or Ordinary Shares directed to be held as part of the Residual Fund or for



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                      which no specific provision is made (other than under
                      Clause 13) and the income (if any) arising therefrom all of which shall be held in accordance with Clause 13;

               (v) other words and expressions defined in the Rules shall bear the same meanings herein where the context so admits and the provisions of Rule 1 shall be deemed to be incorporated herein.

        (b) The Applied Materials Profit Sharing Scheme is hereby established.

2.      (a)    Each Participating Company shall pay to the Trustees the
               amount due from it pursuant to Rule 3 for the purpose of the acquisition of Ordinary Shares by the Trustees in accordance with the Scheme together with any other amount required to cover any costs, charges and expenses incurred in such acquisition and any other expenses and charges incurred by the Trustees in the operation of the Scheme.

        (b) Each Participating Company shall provide the Trustees with all information which is necessary for the purposes of the Scheme and the Trustees shall be entitled to rely on such information in good faith without further enquiry.

        (c) Subject as hereafter provided the Trustees hereby covenant with each Participating Company to apply such sums received for that purpose in the acquisition in accordance with the Rules of Ordinary Shares and to hold the same once appropriated upon trust for the respective Participants entitled thereto subject to the provisions of the Scheme.

        (d) The Trustees shall in accordance with Rule 3(h) sell or hold so many of the Ordinary Shares acquired by them and which have not been appropriated.

        (e)    The Trustees shall hold

               (i) the net proceeds of any sale made pursuant to paragraph (d) above; and

               (ii) any income therefrom, to be applied in accordance with Clause 13.

3. THE Trustees shall hold Scheme Shares upon trust for the benefit of the Participants to whom Scheme Shares have been appropriated in accordance with the Rules provided always that the Trustees

        (a) shall not dispose of any Scheme Share whether by transfer to a Participant or otherwise before the end of the Period of Retention applicable thereto except in the circumstances mentioned in Section 52(3) (a) (b) or (c) of the Act; and



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        (b)    shall not dispose of any Scheme Share after the end of the Period of Retention and before the Release Date applicable thereto except

               (i)    pursuant to Rule 4 (a) and

               (ii) by a transaction which would not involve a breach of that Participant's obligations under Section 52(1) (c) or (d) of the Act; and

        (c) shall deal with any rights conferred in respect of Scheme Shares to be allotted other shares, securities or rights of any description in accordance with Paragraph 14(b) of the Third Schedule of the Finance Act, 1982 (as amended).

4. SUBJECT to any such direction as is referred to in Section 54(3) of the Act, the Trustees shall pay over to a Participant any money or money's worth received by them in respect of or by reference to any of his Scheme Shares other than money consisting of a sum referred to in
        Section 52(1)(c) of the Act or money's worth consisting of New Shares within the meaning of Section 55 of the Act.

5. AS soon as practicable after any Scheme Shares have been appropriated to a Participant the Trustees shall give him notice in writing of the appropriation:-

        (a)    specifying the number and description of those shares; and

        (b)    stating their Initial Market Value and their Appropriation Date.

6. THE Trustees shall prepare and keep all such accounts and records as may be required for the purpose of the Scheme and shall once at least in every year submit accounts to the Company and the Company may cause such accounts to be made up and audited by qualified accountants. In particular the Trustees shall:-

        (a) maintain such records as may be necessary to enable them to carry out their obligations under Chapter IX of Part I and the Third Schedule of the Act; and

        (b) inform a Participant who becomes liable to income tax under Schedule E in relation to the operation of the Scheme of any facts of which they are aware relevant to the determination of that liability.

7.      (a)    The Directors may at any time direct that any Subsidiary, not being a party to this Deed but otherwise eligible to be a Participating Company, shall, upon entering into a Deed supplemental hereto in such form as the Directors and the Trustees shall require, become bound by the provisions hereof; or

        (b) A Participating Company may by Deed declare that it shall no longer be bound by the provisions of this Deed and shall thereupon cease to be a Participating Employer. Where any such Deed is



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               executed a copy thereof shall be furnished to the Trustees forthwith upon the execution thereof.

8. THE Trustees shall not be liable to satisfy any monetary obligations under the Scheme (including but without prejudice to the generality of the foregoing any monetary obligations to Participants) beyond the sums of money (including income) from time to time in their hands or under their control as Trustees of the Scheme and properly applicable for that purpose.

9.      (a)    THE costs, charges, expenses and other liabilities of the
               establishment of the Scheme and of the preparation and execution of this Deed shall be borne by the Company.

        (b) All costs, charges, expenses and other liabilities of, and incidental to, the administration, operation and determination of the Scheme (including any remuneration of the Trustees and any tax or duty for which the Trustees may be accountable to the Revenue Commissioners arising from or in connection with the Scheme) shall be borne by the Participating Companies in proportion to the number of Scheme Shares for the time being appropriated to their respective Participants or otherwise as the Directors may determine if and to the extent that the same cannot properly be paid by the Trustees out of funds in their hands available for the purpose. Provided that the Trustees shall be liable for any liability to tax, properly incurred by the Trustees, in the course of the operation of the Scheme.

10.     (a)    No Trustees for the time being of the Scheme and no director or employee of any corporate trustee shall be responsible chargeable or liable in any manner whatsoever for or in respect of any loss of or any depreciation in or default upon any of the investments securities stocks or policies in or upon which any part of the Scheme may at any time be invested or for any delay which may occur from whatever cause in the investment of any moneys belonging thereto or for the safety of any securities or documents of title deposited by the Trustees for safe custody or for the exercise of any discretionary power vested in the Trustees by this Deed (including any act or omission by any committee appointed by the Trustees) or by reason of any other matter or thing except fraud or deliberate and culpable disregard of the interests of all or of any of the beneficiaries under the Scheme PROVIDED THAT a corporation which is a Trustee of the Scheme and which is engaged in the business of providing a trustee service for a fee shall be liable for negligence.

        (b) Each of the Trustees and director and employee of any corporate trustee shall be indemnified by the Participating Companies against all liabilities incurred by such Trustee in the execution of the trusts



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               of and in the management and administration of the Scheme other than liabilities arising as a consequence of fraud or deliberate and culpable disregard of the interests of all or of any of the beneficiaries under the Scheme or (in the case of a corporate trustee which is engaged in the business of providing a trustee service for a fee) negligence and to the extent that the Participating Companies fail to indemnify each such Trustee he shall be indemnified out of the Scheme.

11.     (a)    The Trustees shall have full power and discretion to agree with the Company all matters relating to the operation and administration of the trusts of this Deed so that no person claiming any interest under such trusts shall be entitled to question the legality and correctness of any arrangement or agreement made between the Company and the Trustees in relation to such operation and administration.

        (b) The Company hereby declares and confirms the independence of the trustees in the exercise of all their functions and obligations under the Scheme and undertakes that it shall not seek to influence them in any manner. The Trustees shall administer the Scheme impartially and in strict accordance with the Trust Deed and Rules hereof.

        (c) The Company shall comply with any directions given by the Directors pursuant to the Trust Deed and Rules and shall not be under any liability in respect thereof to any Participating Company or to any Participant.

12.     (a)    ANY Trustee may retire from the trusts hereby constituted at any time by giving to the Company and the remaining Trustees (if any) written notice and the Company shall accept such written notice within the following three months and the retiring Trustee shall thereupon retire and shall not be responsible for any costs occasioned by such retirement.

        (b) Where a body corporate is acting as sole Trustee the Company may by resolution of the Directors, with the prior written approval of the Revenue Commissioners, remove that Trustee or any of them from office and forthwith upon the passing of such resolution such removal shall be immediately effective.

        (c) The Company may by Deed appoint a new Trustee or Trustees in place of any Trustee or Trustees who retire or are removed from office under sub-clause (a) or sub-clause (b) of this Clause and may by Deed appoint an additional Trustee or Trustees.

        (d) The minimum number of Trustees shall be three unless a body corporate shall be a Trustee in which case that body corporate may be sole Trustee.



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        (e)    If the Company shall not appoint a new Trustee or new Trustees with effect from the date of expiry of the notice referred to in sub-clause (a) of this Clause the Trustees may exercise such power by executing an instrument in writing signed by them as is necessary to appoint a new Trustee or new Trustees.

        (f) The Trustees shall be resident in the Republic of Ireland for the purposes of the Taxes Acts.

13.     THE Trustees shall hold and apply the Residual Fund as follows:-

        (i) in paying the costs, charges and expenses incurred in the operation of the Scheme as they in their absolute discretion shall determine; and

        (ii) subject thereto, if so instructed by the Directors in accordance with Rule 3 to acquire Ordinary Shares and to hold the same until they are appropriated in accordance with the provisions of the Scheme; and

        (iii) subject as aforesaid any moneys at any time which are not immediately required to be applied by the Trustees in a particular manner may be placed on deposit (either with or without interest) with any bank or other deposit taking institution in Ireland as the Trustees may determine; and

        (iv) upon the determination of the Scheme and to the extent that the Residual Fund has been applied as aforesaid the Trustees shall convert the Residual Fund to moneys and shall pay or transfer any moneys then comprised in the Residual Fund to any companies which at the date of such determination were Participating Companies in proportion to the total moneys provided by each of them to the Trustees.

14.     (a)    ANY Trustee being an individual shall be entitled to receive and retain as remuneration for his services hereunder such sum or sums as may from time to time be agreed with the Company.

        (b) Any Trustee, being a solicitor, accountant, stockbroker, or engaged in any other profession or business, shall be entitled to be paid all reasonable professional or proper charges for services rendered including acts which such Trustee, not being engaged as aforesaid, could have done personally.

        (c) Any Trustee, being a body corporate, (whether or not a trust corporation) may charge and be paid such reasonable remuneration or charges as shall from time to time be agreed in writing between the Company and such body corporate and any such body corporate (being a bank) shall be entitled (without being liable to account for any profit or advantage so obtained) to act as banker and perform any services in relation to the Scheme on the same



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               terms as would be made with a customer in the ordinary course of its business as banker.

15.     (a)    ANY Trustee, otherwise eligible to be a Participant, may be so and may retain for his absolute benefit all the interest to which he is entitled as a Participant in any Scheme Shares acquired or received for him and any other money or money's worth accruing to him as such and exercise all rights to which he is entitled as a Participant.

        (b) No decision of or exercise of a power by the Trustees shall be invalidated or questioned on the ground that the Trustees or any individual trustees of the Scheme or any member of the Board of Directors of a corporate trustee of the Scheme had a direct or personal interest as a beneficiary under the Scheme in the result of any such decision or in the exercising of any such power.

16. ANY Trustee, who shall be or become a director of or holder of any other office or employment in any Participating Company, may retain for his own absolute benefit any fees or remuneration received by him in connection with such office or employment notwithstanding that his appointment to or retention of such office or employment may be directly or indirectly due to the exercise or non-exercise of any votes in respect of shares or other securities in the Company held by the Trustees or other persons on their behalf under the trusts of the Scheme.

17. NO Trustee, nor any holding company of a corporate Trustee, nor any subsidiary of such holding company, nor any director or officer of a body corporate acting as Trustee shall be precluded from underwriting, purchasing, holding, dealing in and disposing of any stock, shares or other securities whatsoever of any Participating Company or any subsidiary or holding company thereof or any subsidiary of any such holding company or from otherwise at any time contracting or entering into any insurance, financial or other transaction with any such company or being interested in any such transaction or accepting and holding the trusteeship of any debenture stock or other securities of any such company neither shall such Trustee be liable to account for any profit made by him thereby or in connection therewith.

18.     (a)    IN the event of the appointment of Trustees other than a body corporate as sole Trustee:-

               (i) the Trustees (which in this Clause shall include the duly authorised officer of a body corporate which is a Trustee) may at any time but shall at least once in every year meet together for the despatch of business and may adjourn and otherwise regulate their meetings as they think fit and the Trustees may elect one of their number to be chairman of their meeting provided that in the event of equality of votes on the election of a chairman he shall be chosen by lots;



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               (ii)   all business brought before a meeting of the Trustees
                      shall be decided by a majority of the votes of the Trustees present and voting thereon and, in the case of equality of votes, the chairman of the meeting shall have a second or casting vote;

               (iii) a resolution in writing signed by all of the Trustees shall be as effectual as if it had been passed at a meeting of the Trustees and may consist of one or more documents in similar form each signed by one or more of the Trustees; and

               (iv) two Trustees present at a meeting of the Trustees of which notice has been given to all Trustees shall form a quorum.

        (b) The Trustees shall cause proper minutes to be kept and entered in a book provided for the purpose of all their resolutions and proceedings and any such minutes shall be signed by the chairman of the next succeeding meeting.

19.     (a)    Subject to sub-Clause 9(b) the Trustees may, in any
               particular case or cases, decide not to commence or pursue proceedings for the recovery of any moneys due to them from any Participant and shall not be responsible for any loss incurred by their so doing.

        (b) Valid and effectual receipts and discharges for any moneys or other property payable, transferable, or deliverable to the Trustees or any of them may be given by a Trustee who is a body corporate or by any one Trustee to whom such duty may have been delegated pursuant to sub-Clause (d) below or by any person from time to time nominated by the Company and authorised in writing for the purpose by all the Trustees.

        (c) The Trustees may from time to time appoint for the proper administration and management of the Scheme such secretarial or executive officers or staff or other persons as they consider desirable and the Directors shall approve on such terms as they think fit.

        (d) The Trustees may from time to time in writing delegate any business and the exercise of any of the duties imposed on them by the Scheme to any one or more of their number.

        (e) The Trustees may employ and pay for the services of such registrars, solicitors or other professional or business advisers as they consider desirable to advise on any business to be done in connection with the Scheme or for the proper administration and management of the Scheme or otherwise in connection therewith.

        (f) The Trustees may at any time cause any part of the trust property to be deposited for safekeeping with any one or more of the Trustees or any other persons (including any company or



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               corporation) on behalf of the Trustees and may pay any expenses in connection therewith.

        (g) The Trustees shall not be liable or responsible for any loss to the trust property which may be occasioned as a result of the exercise of the foregoing powers except to the extent that such loss arises as a result of any fraud, wilful default or negligence on the part of such Trustees.

20.     (a)    THE Company with the concurrence of the Trustees may at any time and from time to time, in the case of this Deed, by deed supplemental hereto and, in the case of the Rules, by resolution of the Directors modify, alter, amend or extend the Scheme in any respect (such modification, alteration, amendment or extension being referred to in this Clause as an "amendment") provided that

               (i) no amendment shall alter to the disadvantage of a Participant his rights in respect of any Scheme Shares appropriated before the date of such amendment;

               (ii) no amendment shall be made which would or might infringe any rule against perpetuities or which could result in the Scheme ceasing to be an employees' share scheme;

               (iii) no amendment shall take effect unless the prior written approval of the Revenue Commissioners to the Scheme as amended thereby shall have first been obtained.

         (b) The Directors may, by resolution, subject to proviso (ii) of sub-Clause (a) of this Clause but notwithstanding the remaining provisions of that sub-clause and without otherwise obtaining the prior approval thereto of any other person, modify or alter or amend the Scheme in any way which may be necessary in order to secure the initial approval of the Scheme by the Revenue Commissioners under Chapter IX of
               Part I of the Act, and the Third Schedule to that Act.

21. THE Scheme and the trusts hereby created shall be determined on the happening of either of the following:-

        (i) the date on which the Directors resolve to terminate the Scheme which they shall be entitled to do only on a date on which there is no Scheme Share; or

        (ii) the expiry of twenty one years after the death of the last survivor of the issue living on the date of this Deed of the late King of England George VI.

22. Neither the Trustees nor any Participating Company shall be obliged to perform any obligation under this Deed or the Rules to the extent that such action would be contrary to any enactment or Exchange Control or other regulation for the time being in force in Ireland.



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23.     THIS Deed shall be governed by and construed in accordance with the Law of Ireland.



IN WITNESS whereof the Deed has been sealed by each of the parties the day and year first before written.

Present when the Common Seal of

APPLIED MATERIALS IRELAND LIMITED


was affixed hereto


_____________________________ Director

_____________________________ Director/Secretary


Present when the Common Seal of

MERCER FRASER PIC TRUSTEES LIMITED affixed hereto


_____________________________ Director

_____________________________ Director/Secretary




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                               THE FIRST SCHEDULE

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                                  RULES OF THE

                     APPLIED MATERIALS PROFIT SHARING SCHEME

                    -----------------------------------------



1.      DEFINITIONS

        In these Rules and in the Trust Deed:-

        (a) the following words and expressions shall have the following meanings:-

               "ACT" the Finance Act 1982 (as amended)

               "APPROPRIATE PERCENTAGE" the meaning given to that expression by Section 52(8) of the Act;

               "APPROPRIATION DATE" in respect of any Scheme Share not being a New Share, the date on which it is appropriated to an Eligible Employee pursuant to Rule 3(f), and in respect of any New Share the date on which it is deemed to have been appropriated pursuant to Rule 5(c);

               "APPROVED SCHEME" a scheme approved by the Revenue Commissioners for the purposes of Chapter IX of Part I of the Act, and the Third Schedule to that Act.

               "AUDITORS" the auditors for the time being of the Company or appointed by the Trustees with the consent of the Company;

               "CAPITAL RECEIPT" the meaning given to that expression by
               Section 54 of the Act;

               "COMPANY" Applied Materials Ireland Limited

               "CORRESPONDING SHARES" the meaning given to that expression by Section 55(3) of the Act;

               "CUT-OFF DATE" 1st of November and 1st May in each year or such other date or dates as the Company shall from time to time, with the approval of the Revenue Commissioners decide;

               "DIRECTORS" the board of directors for the time being of the Company or a duly authorised committee appointed by them for the purposes of administering the scheme;

               "ELIGIBLE EMPLOYEE" at any Cut-Off Date any person who



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               (i)(A)   is and has been for at least 12 months ending on the
                        preceding Cut-Off Date a full time employee or director of the Company; and

                  (B) is chargeable to tax under Schedule E in respect of that office or employment;

                        or,

               (ii) is any other employee of a Participating Company including a Director who has a contract of employment with such a Participating Company and has been nominated by the Directors for participation in the Scheme;

               Provided that any such person is not ineligible to become a Participant by virtue of the provisions of Part III of the Third Schedule to the Act.

        "ENTITLEMENT" the amount of each Eligible Employee's entitlements shall be determined in accordance with the Third Schedule hereto or on such other basis as may, from time to time, be agreed in writing with the Revenue Commissioners provided that

        (i) an Eligible Employee shall only have such entitlement if he is employed by a Participating Company on the relevant Appropriation Date;

               and

       (ii) an Eligible Employee who, on the relevant Appropriation Date is ineligible to participate by virtue of Part III of the Third Schedule to the Act shall have no such entitlement;

        "INITIAL MARKET VALUE" means the market value within the meaning of
        Section 49 of the Capital Gains Act, 1975 of Ordinary Shares to be appropriated on an Appropriation Date or such other date as may, from time to time, be agreed in writing between the Revenue Commissioners and the Trustee pursuant to Section 51(4) of the Act;

        "INVITATION PERIOD" such period following the relevant Cut-Off Date as the Directors shall prescribe for the purposes of Rule 2 for the completion and return of contracts being not less than 14 days.

        "LOCKED-IN VALUE" the meaning given to that expression by Section 53(2) of the Act;

        "NEW SHARES" the meaning given to that expression by Section 55(3) of the Act;

        "ORDINARY SHARES" Common Stock of or such other security of the Parent Company which satisfy the provisions of Part II of the Third Schedule to the Act.



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        "PARENT COMPANY" whose registered office is at 3050 Bowers Avenue, Santa
        Clara, California 950543299 U.S.A.

        "PARTICIPANT" an individual in respect of whom the beneficial interest in Scheme Shares is held.

        "PARTICIPATING COMPANY" any company being the Company or a Subsidiary which is for the time being bound by the provisions of the Trust Deed other than in its capacity as Trustee hereof;

        "PERIOD OF RETENTION" the meaning given to that expression by
        Section 52(5) of the Act;

        "PROFIT SHARING PERIOD" any period not exceeding 12 months commencing on a Cut-Off Date and ending on the next following Cut-Off Date.

        "RELEASE DATE" the meaning given to that expression by Section 52(7) of the Act;

        "RESIDUAL FUND" the meaning given to that expression by Clause 1(a)(iv) of the Trust Deed;

        "RULES" the meaning given to that expression by Clause 1(a)(ii) of the Trust Deed;

        "SCHEME" the Scheme constituted by the Trust Deed of which these Rules form part;

        "SCHEME SHARE" any Share of Common Stock or other security of the Parent Company which has been appropriated in accordance with Rule 3(f) or has been deemed to have been appropriated in accordance with Rule 5(c) and is for the time being held by the Trustees on behalf of a Participant;

        "SUBSIDIARY" any subsidiary of the Company which is controlled by the Company control being construed in accordance with Section 102 of the Corporation Tax Act, 1976;

        "TAXABLE AMOUNT"

        (i) on a disposal of Scheme Shares pursuant to a direction given by a Participant under Rule 4(a)(i), the Appropriate Percentage of whichever is the lesser of the Locked-in Value of the Scheme Shares so disposed of or an amount equal to the proceeds of disposal;

        (ii) on a transfer of Scheme Shares pursuant to a direction given by a Participant under Rule 4(a)(ii), the appropriate percentage of the Locked-in Value of the Scheme Shares so transferred;

        (iii) in the case of a Capital Receipt, the amount chargeable to income tax in accordance with the provisions of Section 54 of the Act;

        "TAXES ACTS" the Income Tax Act 1967 and subsequent Finance Acts;



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        "TRUST DEED" the trust deed constituting the Scheme to which these Rules are scheduled together with these Rules and any modification and variations thereto for the time being in force;

        "TRUSTEES" the trustee or trustees for the time being of the Scheme;

        "YEAR OF ASSESSMENT" the meaning given to that expression by
        Section I of the Taxes Act;

        (b) words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine;

        (c) any reference to any statute (or a particular Chapter, Part or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force and any regulations made thereunder.

2.      CONDITIONS OF PARTICIPATION

        Each Eligible Employee shall, on each occasion on which the Directors intend to operate the Scheme, be offered participation in the Scheme as soon as is practicable after the relevant Cut-Off Date provided that on such Cut-Off Date such Eligible Employee is an employee of a Participating Company. If he shall accept such offer he shall be required to complete a form of acceptance and contract of participation in the form set out in the Second Schedule to the Trust Deed (or such Schedule as amended from time to time with the concurrence of the Trustees and the prior written approval of the Revenue Commissioners) (the "contract") which will confirm that he wishes to participate in respect of the relevant Appropriation Date. The contract shall be addressed to the Directors and the Trustees not later than the expiry of the Invitation Period. An Eligible Employee shall not be entitled to an Appropriation of Scheme Shares unless he has completed a contract in respect of the relevant Appropriation Date.

        The signed contract shall bind each Eligible Employee in contract with the Company and the Trustees in accordance with its terms in consideration of any subsequent appropriation to him of Scheme Shares unless he shall have previously varied its terms by notice in writing addressed to the Company and the Trustees.

3.      ALLOCATION, ACQUISITION OF SHARES AND APPROPRIATION

        (a) As soon as practicable following the Cut-Off Dates in each year in which the Directors intend to operate the Scheme the Directors shall determine the amount (if any) of the Entitlements.

        (b) Each Participating Company shall as soon as practicable after the expiry of the Invitation Period to which the Entitlements relate pay to the Trustees the appropriate aggregate amounts due following the completion and return of contracts in accordance with Rule 2 by Eligible Employees employed by it less any amount of the

               Residual Fund which the Directors shall have directed the Trustees to apply in the acquisition of Ordinary Shares for appropriation to such Eligible Employees and any Ordinary Shares forming part of the Residual Fund which the Directors shall have directed the Trustees to appropriate to such Eligible Employees.

        (c) As soon as reasonably practicable after the receipt from the Participating Companies of the amounts referred to in paragraph (b) of this Rule the Trustees will apply the aggregate of such amounts together with any amount of the Residual Fund directed by the Directors to be so applied in accordance with paragraph (b) of this Rule in the acquisition of Ordinary Shares for appropriation and allocation of Ordinary Shares for appropriation to each such Eligible Employee in accordance with the provisions of this Rule on the basis that the aggregate Initial Market Value of the Ordinary Shares appropriated to him is as nearly as possible pro rata to the amount of his Entitlement that has
               been paid to the Trustees.   Provided that in the case of
               any Eligible Employee neither the total of the Entitlements nor the aggregate Initial Market Value of Scheme Shares appropriated to him in any Year of Assessment shall exceed the amount for the time being specified as being the limit on individual appropriations for the purposes of paragraph 1(4) of the Third Schedule to the Act.

        (d) Where the Trustees are unable to acquire sufficient Ordinary Shares by the purchase or subscription of Ordinary Shares as directed by the Directors to satisfy in full appropriations pursuant to Rule 3 (c) the Trustees shall reduce the appropriations pro-rata.

        (e) If the basis on which the Ordinary Shares are appropriated would otherwise give rise to the appropriation of a fraction of an Ordinary Share the Trustees shall round such appropriation up or down to the next whole Ordinary Share as they in their absolute discretion think fit. In the event that a portion of the Ordinary Shares acquired by the Trustees carries the right to receive any dividends which have been declared the Trustees shall appropriate those dividends among Eligible Employees in the same proportions as provided in paragraph (c) of this Rule.

        (f) The Trustees shall appropriate the Ordinary Shares so acquired on one day within thirty days of the expiry of the Invitation Period.

        (g) To the extent that the Trustees have not applied the whole of the amount received by them in the acquisition of Ordinary Shares in accordance with paragraph (c) of this Rule within thirty days of the expiry of the Invitation Period they shall pay the balance thereof to the Participating Companies who provided the same.

        (h) The Trustees shall at the discretion of the Directors either sell for the best consideration in money reasonably obtainable at the time any Ordinary Shares which they do not appropriate under this Rule and retain the net proceeds of sale or retain such Ordinary Shares as part of the Residual Fund.

        (j) If following the date on which the Trustees are entered on the Company's register of members but before the Appropriation Date of any Ordinary Shares the Trustees shall become entitled in respect of such shares to either -

               (i)    any dividends or other distribution; or

               (ii) any other rights to be allotted securities in the Company (other than an issue of capitalisation shares of the same class as Ordinary Shares then held by the Trustees pending an appropriation which capitalisation shares shall be retained by the Trustees and shall form part of the Ordinary Shares to be appropriated) they shall use their best endeavours to sell those rights for the best consideration in money reasonably obtainable at the time and the Trustees shall retain the proceeds as part of the Residual Fund.

        (k) No Ordinary Shares shall be appropriated to any Eligible Employee after a date five years prior to the expiry of the period specified in Clause 21 (ii) of the Trust Deed or other such earlier date as the Directors by resolution decide.

        (l) The Directors may determine at any Cut-Off Date that there shall be no Entitlements and may so decide at any subsequent Cut-Off Date.

4.      CONDITIONS OF RETENTION AND DISPOSAL

       (a) Scheme Shares shall subject as hereinafter provided in this Rule be held by the Trustees until the date on which the Participant concerned directs the Trustees:-

               (i)    to sell Scheme Shares; or

               (ii) to transfer the legal ownership of Scheme Shares to himself;

               provided that as soon as may be practical following the Release Date applicable thereto the Trustees will transfer the legal ownership of Scheme Shares to the Participant.

        (b) A Participant shall not be entitled to give any direction under paragraph (a) of this Rule or to assign or charge or otherwise dispose of his beneficial interest in any Scheme Shares before the end of the Period of Retention applicable to such Scheme Shares except in the circumstances mentioned in Sections 52(3)
               (a), (b) or (c) of the Act.

        (c) Subject to paragraph (b) of this Rule during the Period of Retention, the Trustees shall disregard any direction given in respect of the disposal or transfer of a Participant's
               Scheme Shares
               and shall not be required or bound to act in accordance therewith if to their knowledge such Participant is or would following implementation of such direction be in breach of his obligations in respect of such Scheme Shares under paragraph (b) of this Rule.

5.      RIGHTS ISSUE OR REORGANISATION

        (a) In the event of the Parent Company proposing to make a rights issue in respect of any class of its share capital which includes Scheme Shares, the Trustees shall, immediately upon receipt of the offer from the Parent Company, notify each Participant of the following options in respect of the Scheme Shares held by the Trustees on his behalf:-

               (i) to instruct the Trustees to exercise the rights in respect of all his Scheme Shares provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such rights; or

               (ii) to instruct the Trustees to exercise the rights in respect of some only of his Scheme Shares and to dispose of the rights nil paid in respect of the remainder and either

                      (A) to pay to the Trustees any amount in excess of the amount of the disposal proceeds necessary to exercise such rights; or

                      (B) to instruct the Trustees to pay to him any amount of the disposal proceeds in excess of the amount necessary to exercise such rights; or

               (iii) to instruct the Trustees to dispose of the rights nil paid in respect of all his Scheme Shares and pay the proceeds to the Participant. The Participant shall instruct the Trustees accordingly within any period of time specified by the Trustees and shall, if appropriate, pay to the Trustees in cash any amounts necessary in order to carry out such instructions. The Trustees shall subject to receipt of the cash as aforesaid carry out the instructions of the Participants within the period of time allowed by the Parent Company, or as the case may be, the Company for exercise of the rights. If a Participant shall fail to give any direction to and shall not otherwise have authorised the Trustees, they shall sell all rights in respect of the Participants Scheme Shares nil paid and pay the proceeds to that Participant.

        (b) In the event of an offer being made or a transaction being proposed in any of the circumstances described in Section 52(3)
               (a), (b) or (c) of the Act, the Trustees shall forthwith notify each Participant and shall act in accordance with the instructions of the Participant in dealing with his Scheme Shares and in the absence of any such instructions shall take no action.

        (c)    Any New Shares allotted to the Trustees pursuant to paragraphs
               (a) or (b) of this Rule or on a capitalisation issue shall be deemed to have been appropriated to a Participant on the Appropriation Date of the Scheme Shares in respect of which they were allotted.

        (d) In the event that any Participant shall on the Trustees receiving any securities as provided in this Rule be entitled in respect of his Scheme Shares to a fraction of any such security, the Trustees shall use their best efforts to sell such securities as represent the aggregate of the fractions so arising and shall distribute the proceeds of sale (after deducting any expenses of sale and any taxation which may be payable by the Trustees in respect thereof) to the Participants concerned provided that any such entitlement which is less than IR(pound)1 shall be retained by the Trustees and held as part of the Residual Fund.

6.      PAYMENTS AND TRANSFERS TO PARTICIPANTS

        (a) If any amount falls to be paid to a Participant prior to the Release Date in respect of his Scheme Shares being:-

               (i) the proceeds of a sale of Scheme Shares pursuant to a direction given by the Participant under Rule 4(a)(i); or

               (ii)   a Capital Receipt

                      the Trustees shall pay such amount to the Participant.

        (b) If a Participant directs the Trustees to transfer the ownership of any Scheme Shares to himself pursuant to Rule 4(a)(ii) before their Release Date, he shall pay to the Trustees, before the transfer takes place, a sum equal to income tax at the standard rate on the Taxable Amount at the time of the direction.

        (c) If, following a company reconstruction as defined in Section 55(1) of the Act, the Trustees are allotted any shares or other securities which are not New Shares they shall forthwith transfer the same to the Participant.

        (d) Any stamp duty involved in any transfer of Scheme Shares or other shares or securities by the Trustees into the name of the Participant concerned shall be payable in the case of

               (i)    a transfer as referred to in Rule 4(a); or

               (ii)   a transfer following the death of a Participant; or

               (iii)  a transfer as referred to in paragraph (c) of this Rule by the Trustees out of the Residual Fund or in the case of a deficiency out of funds made available for the purpose by the

               Participant's Participating Company and, in any other case, shall be payable by the Participant concerned.

7.      REPURCHASE BY TRUSTEES

        (a) At the time a Participant directs the Trustees to dispose of any Scheme Shares the Trustees may offer to purchase the beneficial interest in such Scheme Shares from the Participant at the best consideration in money that can reasonably be obtained at the time of the sale and such disposal shall for the purposes of Rule 7 be regarded as a disposal in accordance with Rule 4(a)(i).

        (b) If, at the time of the proposed purchase of Scheme Shares under paragraph (a), the Trustees do not have sufficient funds to purchase such Scheme Shares they may apply to any Participating Company for such funds. If any funds are so provided by a Participating Company they shall reduce pro tanto the liability of the Participating Company making that payment in respect of the payment to be made by that Participating Company pursuant to Rule 3 following the next Invitation Period.

        (c) The Trustees shall hold any Ordinary Shares purchased pursuant to paragraph (a) upon trust for appropriation to Eligible Employees employed by the Participating Company which provided the funds used in the purchase of such Ordinary Shares and, subject thereto, shall hold such Ordinary Shares as part of the Residual Fund.

8.      PAYMENT OF DIVIDENDS

        Any dividends paid by the Parent Company to the Trustees in respect of Scheme Shares shall be forwarded to the Participants on whose behalf the Trustees hold such Scheme Shares together with particulars of the related tax credit or where appropriate tax voucher.

9.      GENERAL MEETINGS OF THE PARENT COMPANY AND VOTING RIGHTS

        Participants have no right to attend or vote at a General Meeting of the Parent Company. The voting rights in respect of Scheme Shares shall, on a poll, be exercised only in accordance with any directions in writing by the Participants concerned to the Trustees. In the absence of any such direction, the Trustees shall abstain from voting.

10.     NOTICES

       (a) All notices required to be given to a Participant by the Trustees under the Scheme shall be in writing and shall either be delivered to the Participant at his place of work or be sent by post to the address shown on the records of the Trustees or of the Participating Company by which such Participant is employed.

               Any notice or document, sent by post as aforesaid, shall be deemed to have been received on the expiry of 48 hours from the time at which it was posted and to prove such service it shall be sufficient to prove that the envelope containing the notice or document was properly pre-paid, addressed and put into the post.

       (b) Any notice or document delivered or sent by the Trustees in the manner described in paragraph (a) of this Rule shall be deemed for all purposes to have been sufficiently served on the Participant and all persons claiming through or under such Participant and accordingly service in manner aforesaid shall operate to exonerate the Trustees from all or any liability for the non-receipt by a Participant or other person as aforesaid of any such notice or document.

       (c) To be valid any direction to the Trustees in respect of a Participants Scheme Shares must be given in writing by or on behalf of such Participant and shall be effective only when it is received by the Trustees and shall be subject to Rule 4(b).

       (d) A direction once duly given and received as mentioned in paragraph (c) of this Rule and subject to Rule 4(b) shall be carried out by the Trustees as soon as practicable in accordance with its terms unless prior to their acting in respect thereof the Trustees receive written notice from the Participant revoking the direction.

               The Trustees shall incur no liability to a Participant if they fail to act upon a direction or revocation which purports to have been duly given as aforesaid but which had not been received by them.

11.     THE AUDITORS


        In giving any advice or opinion or in determining any value or making any adjustment or calculation under the Scheme, the Auditors shall be deemed to be acting as experts and not as arbitrators.

                               THE SECOND SCHEDULE

                            ------------------------


                     APPLIED MATERIALS PROFIT SHARING SCHEME

                        ---------------------------------



                                                                  Date




Dear


The enclosed Outline gives details of the Applied Materials Profit Sharing Scheme ("the Scheme"). As an employee of Applied Materials Ireland Limited you may be entitled to participate in the Scheme. You should read the booklet carefully and decide whether you wish to participate.


PARTICIPATION IN THE SCHEME


In order to participate in the Scheme you should complete the attached contract of participation indicating your wish to participate.





Yours sincerely



FOR AND ON BEHALF OF APPLIED MATERIALS IRELAND LIMITED

                        FORM OF ACCEPTANCE AND AGREEMENT


                          AND CONTRACT OF PARTICIPATION





TO:     APPLIED MATERIALS IRELAND LIMITED



        and



TO:     MERCER FRASER PIC TRUSTEES LIMITED

        as Trustees of the Share Participation Scheme



FROM: FIRST NAME(S)          _________________________________

                             (Mr./Mrs./Miss)



SURNAME                      _________________________________


Please print in
Block Capitals


ADDRESS:                     _________________________________


                             _________________________________


                             _________________________________





EMPLOYEE NO: _________________                        RSI NO:_______________

                          APPLICATION FOR SCHEME SHARES


1. (a) I wish to allocate the following amount of my entitlement to acquire shares under the rules of the Applied Materials Profit Sharing Scheme.

         Insert Amount

    (b) I have elected to forego salary and wish to apply (pound) (insert amount) to increase my entitlement to shares. The amount cannot exceed the amount in (a) above or 7.5% of salary, whichever is less.


2. I confirm that I have read the booklet and enter into the attached contract in the full knowledge that the decision is my own responsibility and that Applied Materials Ireland Limited can accept no responsibility for the performance of the consequent investment. I understand an investment in shares can go down as well as up.

3.      CONTRACT OF PARTICIPATION

        In consideration of my participation in the Applied Materials Profit Sharing Scheme and of any appropriation to me of Schemes Shares in accordance with the provisions of the Scheme I bind myself in contract with the Company and I agree to be bound by the Rules of the Scheme and in particular:-

        (a) to permit Scheme Shares appropriated to me to be held by the Trustees throughout the applicable Period of Retention;

        (b) not to assign, charge or otherwise dispose of my beneficial interest in the said Scheme Shares during the Period of Retention;

        (c) not to direct the Trustees to dispose of the said Scheme Shares before the applicable Release Date in any other way except as mentioned in paragraph (d) or by sale for the best consideration in money that can reasonably be obtained at the time of the sale; and

        (d) if I direct the Trustees to transfer the ownership of any of the said Scheme Shares into my name before the applicable Release Date, to pay the Trustees, before the transfer takes place, a sum equal to the income tax (if any) then payable at the standard rate on the Appropriate Percentage of the Locked-In Value of the said Shares at the time of the direction as notified to me by the Trustees.

4. I accept that the dividend tax voucher which I will receive from the Trustees in respect of any of my Scheme Shares will be in full satisfaction of any rights I have to a tax deduction certificate from the Trustees.

5. I hereby direct the Trustees, in the absence of any further direction from me, in the event of a rights issue to sell all rights in respect of my Scheme shares nil paid and pay the proceeds to me and in the event of any other offer or transaction in respect of my Scheme shares take such action, if any, as will not require me to put the Trustees in funds.

6.      I undertake to notify the Trustees of any change in my address.

7. I understand that this contract will bind me in respect of any subsequent appropriation of Scheme Shares unless I shall have previously varied its terms by notice in writing addressed to the Company and the Trustees.


Signed:  ________________________________



Date:    ________________________________

                                APPLIED MATERIALS


                        SALARY FOREGOING ELECTION LETTER



To:   Personnel/Payroll Dept.



I wish to forego salary in order to increase my entitlement to shares under the above Scheme. I understand that the amount I elect to forego will be retained by the company for application to shares at the time my bonus is also so applied and note that the amount I forego cannot exceed the amount I apply to shares from bonus or, if less, 7.5% of basic salary.

I HAVE READ AND UNDERSTOOD THE BOOKLET EXPLAINING THE SHARE PARTICIPATION SCHEME AND UNDERSTAND THAT ANY ELEMENT OF FOREGONE SALARY IS NOT REGARDED BY THE REVENUE COMMISSIONERS AS EARNINGS FOR TAX OR PENSION PURPOSES.

I WISH TO FOREGO (POUND) (INSERT AMOUNT) PER WEEK/FORTNIGHT/MONTH (DELETE AS APPROPRIATE).



NAME___________________________________________(BLOCK CAPITALS PLEASE)



EMPLOYEE NO.______________________



I ACKNOWLEDGE THE ABOVE AND HEREBY AUTHORISE THE COMPANY TO RETAIN THE ABOVE AMOUNT.




SIGNED_____________________________        EMPLOYEE NO.___________



DATE___________________________

                            EMPLOYEE BOOKLET OUTLINE


                     APPLIED MATERIALS PROFIT SHARING SCHEME


BACKGROUND
----------

WHAT IS THE PURPOSE OF THE SCHEME?

The idea behind a Profit Sharing Scheme is to enable employees to become shareholders in the business. This can be done in a tax free manner by using your bonus entitlement under the Cash Profit Sharing Plan plus, if you wish, foregoing up to 7.5% of basic salary. It is a condition that the amount of salary you elect to forego cannot exceed the amount of bonus which you allocate to shares. The overall limit on the value of shares that can be allocated to an individual in any tax year is IR(pound)10,000 at present.

WHAT ARE THE ADVANTAGES?

There are two main benefits of joining the Share Participation Scheme namely:-

(i) As a shareholder, you share in the success of the business through growth in the value of your shares, although you should be aware that the value of your shares can fall as well as rise;

(ii) You are not taxed on the value of your shares until you sell or otherwise dispose of them and, even then, you may be assessed at a reduced rate or you may not have to pay any tax at all on the deal. Tax liability is therefore determined at the stage at which you dispose of your shares.

MEMBERSHIP
----------

WHO CAN JOIN?

You are eligible for membership of the Scheme if you are an employee of Applied Materials Ireland Limited and will have been so employed for a period of at least one year on the 1st of May or 1st December preceding the date of allocation of shares and who have been allocated a bonus by the Company.

WHAT SHARES ARE USED?

The shares which will be allocated to you will be shares in the parent company, Applied Materials Inc. which is a quoted public company.

HOW DO I BECOME A MEMBER?

You should complete and return the application form at the back of this leaflet, indicating the amount of your bonus entitlement you wish the company to forward to the trustees of the Scheme to purchase shares on your behalf. You can also elect to forego salary and apply it to shares also provided it does not exceed the bonus utilised for shares or 7.5% of salary whichever is less. To join you must also complete the application form and Contract of Participation agreeing to the terms of the Scheme.

WHAT HAPPENS THEN?

The shares will be purchased on your behalf, on such date and at such price as determined by the Trustees in their sole discretion. The shares so purchased will be held in trust for you until you decide to dispose of them. While you are a shareholder, you may receive dividends which are subject to Irish Income Tax.

DISPOSAL OF SHARES
------------------

WHEN CAN I SELL MY SHARES?

It is a condition of the Scheme that shares may not be sold, pledged, transferred, or dealt with in any way for at least two years after they have been allocated to you. The only exceptions to this are in cases of death, disability or redundancy.

WHAT HAPPENS AFTER TWO YEARS?

After two years you may sell your shares, have them transferred into your own name or transfer them to another person, subject to payment of income tax at your normal rate. You may, on the other hand, prefer to leave them in trust for another while.

TAXATION
--------

WHAT INCOME TAX IS PAID?

You may be assessed to tax when you decide to dispose of your shares. The amount on which you will be assessed will depend on how long you have left your shares in trust and will be based on the value of the shares when they were allocated to you rather than their value on the date of disposal (unless this is lower). The amount on which you will be taxed is according to the following scale:

NO. OF YEARS SINCE                          PERCENTAGE OF INITIAL VALUE ON
ALLOCATION                                         WHICH TAX IS CHARGED
Less than 2 years                                  Cannot be disposed
  2 - 4 years                                             100%
  4 - 5 years                                              75%
Over 5 years                                              Nil

The following example illustrates how this works:-

(a) Shares valued at (pound)500 allocated on 1st July, 1996. Shares sold in July 2000 for (pound)600. Members marginal tax rate is 48%.



                                  Tax Treatment of             Treatment of
                                    Share Scheme             Equivalent Salary
Gross entitlements
on 1st July 1996                     (pound)500                 (pound)500

Income Tax 1996/97                            -                 (pound)240

Gross receipt for sale
of Shares in July 2000               (pound)600                          -

Income Tax 2000/01
(0.75 x(pound)500 x 48%)             (pound)180                          -
                                     ----------                 ----------

Net Receipts                         (pound)420                 (pound)260

(b) Shares valued at (pound)500 allocated on 1st July 1996. Shares sold in July 2001 for (pound)600. Member's marginal tax rate is 48%.


                                  Tax Treatment of             Treatment of
                                    Share Scheme             Equivalent Salary
Gross entitlements
on 1st July 1996                   (pound)500                   (pound)500

Income Tax 1996/97                          -                   (pound)240

Gross receipts for sale
of Shares in July 2001             (pound)600                            -

Income Tax 2001/02                          -                            -
                                   ----------                   ----------

Net Receipts                       (pound)600                   (pound)260


This illustration does not take account of PRSI and also any Capital Gains Tax liability which may arise on a disposal, is ignored but is mentioned below.

WILL I RECEIVE DIVIDENDS?

Applied Materials does not pay dividends at present but in the event of any dividends being paid in respect of shares which have been allocated to yourself they will be forwarded to you net of standard rate of income tax (27% for year beginning 6th April 1996) by the Trustees. You will also be sent a tax voucher by the Trustees certifying that the standard rate of income tax has already been deducted.

Depending on your top rate of tax, you may be liable to pay further tax on dividends and in any event you are obliged to include details of the dividends received and tax withheld on your tax returns.

WHAT HAPPENS IF I DIE

In the event of the death of a member, his or her shareholding will be transferred by the Trustees to the estate of the deceased participant. No income tax is charged, regardless of how long the shares have been held in trust.

WHAT IF I LEAVE THE COMPANY?

If you leave the service through redundancy, disablement or on retirement at age 66, you may dispose of your shares, even within 2 years of allocation. Income tax will be charged on 50% of the initial value of the shares if it has been less than 5 years since they were allocated. Leaving service for any other reason will have no effect whatsoever on your rights or obligations with regard to the shares held by the Trustees under the terms of the Scheme.

ARE THERE ANY OTHER TAXES?

Any profits on the sale of shares may be liable to Capital Gains Tax. The current annual exemption for CGT purposes is (pound)1,000 for a single person, (pound)2,000 for a married Couple. It is only if your profits ( on all disposals including share disposals ) as calculated for CGT purposes exceeds these limits that liability to this tax arises.

WHAT IS SALARY FOREGOING?

The Revenue will allow you to match the amount of bonus which you apply to shares with an amount in respect of salary foregone. This amount cannot exceed 7.5% of your salary or the amount of your bonus whichever is less. The amount of salary foregone cannot be regarded as pay for tax purposes.

COMPANY REORGANISATION

Applied Materials Inc. may, at some time in the future, restructure its shares as occasionally occurs with large corporations.

If this should occur you will be given full details of your rights under the scheme and the consequential tax position.

PLAN STRUCTURE

Who are the Trustees?

Mercer Fraser PIC Trustees Limited will act as Trustees of the scheme. They will be responsible for the management and administration of the scheme and will look after your interests as a shareholder.

CAN THE SCHEME BE AMENDED OR TERMINATED?

If the Scheme is well received by employees the company would hope to keep it in operation for an indefinite period. However, if it proves necessary for legal or commercial reasons in the future, to alter some of the scheme rules or to terminate the scheme, you will be fully informed of all developments.

                               THE THIRD SCHEDULE

                     APPLIED MATERIALS PROFIT SHARING SCHEME

                   ------------------------------------------




BASIS OF CALCULATION OF ENTITLEMENTS


1. The entitlement of each Eligible Employee under the Scheme shall be calculated as such total amount, if any, as the Directors shall allocate for a Profit Sharing Period shared amongst the Eligible Employees in the proportion that each Eligible Employee's basic gross salary at the previous 31st December bears to the total of the basic gross salary for all Eligible Employees entitled to Shares on that Appropriate Date.

2. Each Eligible Employee shall have the option to apply between 1% and 7 1/2% of basic gross salary towards shares under the Scheme subject to this application not exceeding the amount applied to shares under 1. above. In the event of an employee availing of this option his entitlement shall be increased by such amount.

      Provided that, in the case of any Eligible Employee the total of the Entitlements in shares in any Year of Assessment shall not exceed the amount for the time being specified as being the limit on individual appropriations for the purposes of paragraph 1(4) of the Third Schedule to the Act.






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